Exhibit 4.2

701 Highlander Blvd., Suite 520

Arlington, Texas 76015

March     , 2009

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P.

UANT Ventures, L.L.P.

Attention: John M. House, M.D.

612 East Lamar Blvd., Suite 700

Arlington, Texas 76011

Re:     First Amendment to Loan Agreement

Ladies and Gentlemen:

This letter (this “Amendment”) amends the Loan Agreement (the “Loan Agreement”) dated November 7, 2008, among UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P. (“UANT”), a Texas registered limited liability partnership, and UANT VENTURES, L.L.P. (“UANT VENTURES”), a Texas registered limited liability partnership (collectively “Borrowers”); the Guarantors listed on Schedule 1 attached (collectively “Guarantors”); and COMPASS BANK (“Lender”), an Alabama state banking association. Capitalized terms below have the meanings assigned in the Loan Agreement.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

March     , 2009

1. Guarantors and Guaranty Limits. (a) The ownership in Borrowers has changed, and Borrowers have requested that Lender modify the liability limits under the Guaranties. Subsection (b) of Section 2 of the Loan Agreement is amended to read as follows:

“(b) Payment of the Notes owed by each of the Borrowers will be guaranteed by the other Borrower pursuant to Unlimited Guaranties dated November 7, 2008, executed by Borrowers, respectively, in favor of Lender; and payment of the Notes will also be contingently guaranteed by each of the Guarantors pursuant to Contingent Guaranties dated November 7, 2008, executed by each of the Guarantors in favor of Lender. The Guaranties now or hereafter signed by Borrowers and Guarantors, and all replacements for those Guaranties, as amended, shall be collectively called the “Guaranties.” The liability of the Guarantors under the Guaranties shall only be triggered if there is an Event of Default, which is not cured on or before the end of any notice, cure, or grace period required under the Loan Agreement. Once triggered, the liability of each of the Guarantors shall be limited to the amounts stated in Schedule 1 to this Amendment, and the Guaranties shall remain valid and subsisting, even if the Event of Default is later cured, until otherwise agreed in writing by Lender. So long as there is no existing Event of Default, Lender will consider Borrowers’ written request to release one or more of the Guarantors, who have transferred their ownership interest in Borrower, so long as (1) Borrowers propose a replacement guarantor reasonably acceptable to Lender, and that replacement guarantor signs and delivers a limited guaranty in Proper Form, or (2) Borrowers propose the increase of the liability limits of one or more of the Guarantors to replace the released Guarantors, and the affected Guarantors sign and deliver an amendment in Proper Form evidencing such increase. Any release of a Guarantor, replacement of a Guarantor, or increase of the Guarantors’ liability limits is subject to appropriate credit approval by Lender.”

(b) Borrowers shall cause Tracy L. Cannon Smith and Sherry Alexis Gordon to sign and delivery Contingent Guaranties evidencing their ownership in Borrowers.

(c) In connection with this First Amendment, Lender shall release the Contingent Guaranty from Addison E. Thurman, M.D.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

March     , 2009

2. Conditions Precedent. The obligation of Lender to enter into this Amendment is subject to Borrowers’ satisfaction, in Lender’s sole discretion, of the following conditions precedent:

(a) Borrowers shall be in material compliance with the conditions set forth in Subsection (a) of Section 4 of the Loan Agreement as of the date of this Amendment, and all representations and warranties set forth in Section 5 of the Loan Agreement must be true as of the date of this Amendment.

(b) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i) this Amendment;

(ii) a Ratification of Guaranties signed by each of the Guarantors whose liability limit is increasing; and

(iii) the new Contingent Guaranties from Tracy L. Cannon Smith and Sherry Alexis Gordon.

(c) there shall not have occurred a material adverse change in the business, assets, liabilities (actual and contingent), operations, or financial condition of Borrowers or in the facts and information regarding such entities as represented to date.

3. Confirmations. (a) As security for the Notes, Borrowers previously executed the Security Documents. Borrowers ratify and confirm the Security Documents, acknowledge that they are valid, subsisting, and binding, and agree that the Security Documents secure payment of the Notes and the Loans.

(b) Borrowers hereby represent to Lender that all representations and warranties set forth in Section 5 of the Loan Agreement are true and correct as of the date of execution of this Amendment; and that Borrowers are in compliance as of the date of execution of this Amendment with all covenants set forth in Section 6 of the Loan Agreement, all financial covenants set forth in Section 7 of the Loan Agreement, and all reporting requirements set forth in Section 8 of the Loan Agreement.

4. Validity and Defaults. The Loan Agreement, as amended, remains in full force and effect. Borrowers acknowledge that the Loan Agreement, the Notes, the Security Documents, the Guaranties, and the other Loan Documents are valid, subsisting, and binding upon Borrowers and Guarantors; no uncured breaches or defaults exist under the Loan Agreement, as amended; and no event has occurred or circumstance exists which, with the passing of time or giving of notice, will constitute a default or breach under the Loan Agreement, as amended. Borrowers and Guarantors ratify the Loan Agreement, as amended.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

March     , 2009

5. Fax Provision. This Amendment and the related Loan Documents may be executed in counterparts, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrowers and filing counterparts. At Lender’s option, this Amendment and the related Loan Documents may also be executed by Borrowers and Guarantors in remote locations with signature pages faxed to Lender. Borrowers agree that the faxed signatures are binding upon Borrowers and Guarantors, and Borrowers further agree to promptly deliver the original signatures for this Amendment and the related Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if Borrowers or Guarantors fail to promptly deliver all required original signatures.

6. Captions. Captions are for convenience only and should not be used in interpreting this Amendment.

7. Final Agreement. (a) In connection with the Loans, Borrowers and Lender have executed and delivered this Amendment, the Loan Agreement, and the Loan Documents (collectively the “Written Loan Agreement”).

(b) It is the intention of Borrowers and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers and Lender that are not reflected in the Written Loan Agreement.

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

March     , 2009

(c) THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return one copy of this letter.

Yours very truly,

COMPASS BANK

By:
Josh Burleson,
Relationship Manager

Accepted and agreed to
this day of March, 2009:

BORROWERS:

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P.

By:
John M. House, M.D.,
Authorized Partner

UANT Ventures, L.L.P.

By:
John M. House, M.D.,
Authorized Partner

Exhibits and Schedules

Schedule 1 - Guarantors and Limits

Schedule 1 to

First Amendment to Loan Agreement

Guarantors and Limits

GUARANTORS:

	Ownership	Liability Amount*
Aaron M. Amos MD	2.38%	$238,095.24
Ali R. Shirvani MD	2.38%	$238,095.24
Andrew Craig Sambell MD	2.06%	$206,350.00
Barney T. Maddox MD	2.38%	$238,095.24
Christopher M. Pace MD	2.38%	$238,095.24
David L. Shepherd MD	2.38%	$238,095.24
David Steven Ellis MD	2.38%	$238,095.24
Delbert C. Rudy MD	2.38%	$238,095.24
Diane C. West MD	2.38%	$238,095.24
Edward Paul Kaplan MD	2.38%	$238,095.24
Frank H. Moore III MD	2.38%	$238,095.24
Gordon Stewart Brody MD	2.38%	$238,095.24
Harrison Mitchell Abrahams MD	2.06%	$206,350.00
Howard Patterson Hezmall MD, FACS	2.38%	$238,095.24
Ira N. Hollander MD	2.38%	$238,095.24
James C. Vestal MD	2.38%	$238,095.24
James Daniel Johnson MD	2.38%	$238,095.24
James G. Saalfield MD	2.38%	$238,095.24
Jeff L. Pugach MD	2.38%	$238,095.24
Jeffrey Charles Applewhite MD	2.38%	$238,095.24
John M. House MD	2.38%	$238,095.24
John W. Jaderlund MD	2.38%	$238,095.24
Justin T. Lee MD	2.38%	$238,095.24
Keith A. Waguespack MD	1.75%	$174,602.38
Kenneth I. Licker MD	2.38%	$238,095.24
Kevin D. Diamond MD	2.06%	$206,350.00
Kirk J. Pinto MD	2.38%	$238,095.24
Lawrence J. Alter MD	2.38%	$238,095.24
Marie-Blanche N. Tchetgen MD	2.38%	$238,095.24
Mark A. McCurdy MD	2.38%	$238,095.24
Mark A. Norris MD	2.38%	$238,095.24
Michael B. Gruber MD	2.38%	$238,095.24
Michael Patrick Collini MD	2.38%	$238,095.24
Patrick R. Frey MD, FACS	2.38%	$238,095.24
Paul C. Chan MD	2.38%	$238,095.24

Richard R. Scriven MD	2.38%	$238,095.24
Robert A. Dowling MD	2.38%	$238,095.24
Scott A. Thurman MD	1.75%	$174,602.38
Sherry Alexis Gordon	1.43%	$142,857.14
Thomas C. Truelson MD	2.38%	$238,095.24
Tracy L. Cannon Smith	1.43%	$142,857.14
Vernon Gary Price MD	2.38%	$238,095.24
Wade L. Lowry MD	2.38%	$238,095.24
Weber W. Chuang MD	1.75%	$174,602.38

*	LIMITS:

The liability of the Guarantors under the Guaranties shall only be triggered if there is an Event of Default, which is not cured on or before the end of any notice, cure, or grace period required under the Loan Agreement. Once triggered, the liability of each of the Guarantors shall be limited to the Liability Amount stated above, plus all attorneys fees and collection costs for enforcement of the Guaranty against the respective Guarantor; and the Guaranties shall remain valid and subsisting, even if the Event of Default is later cured, until otherwise agreed in writing by Lender.